As filed with the Securities and Exchange Commission on April 10, 1998
                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                      94-2904044
(State or other jurisdiction of             (I.R.S. employer identification No.)
incorporation or organization)

            800 Saginaw Drive, Redwood City, CA 94063 (650) 366-4400
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                        1998 Employee Stock Purchase Plan

                           N.E.T. Stock Option Program

                             1993 Stock Option Plan
                            (Full title of the plan)

                             James B. De Golia, Esq.
                       Vice President and General Counsel
                                800 Saginaw Drive
                             Redwood City, CA 94063
                     (Name and address of agent for service)

                                 (650) 366-4400
          (Telephone number, including area code, of agent for service)

                With copies of all notices and communications to:

                            Stephen C. Ferruolo, Esq.
                         Heller Ehrman White & McAuliffe
                              525 University Avenue
                               Palo Alto, CA 94301
                            Telephone: (650) 324-7000
                            Facsimile: (650) 324-0638

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
     Title of securities                   Amount           Proposed maximum          Proposed maximum                  Amount of
      to be registered                      to be          offering price per     aggregate offering price          registration fee
                                         registered            share (1)                     (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value              3,600,000              $17.50                  $63,000,000                   $18,585.00
====================================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended based on the average of the high and low prices reported of the Registrant's Common Stock on the New York Stock Exchange on April 6, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents, which have been filed by Network Equipment Technologies, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

     (b) The Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended June 29, 1997, September 28, 1997 and December 28, 1997;

     (c) The Registrant's current report on Form 8-K filed with the Commission on April 9, 1998; and

     (d) The description of the Registrant's Common Stock contained in its registration statement filed with the Commission under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), including any amendment or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

     The Registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 145 of the General Corporation Law of the State of Delaware. Section 6 of Article VII of the Registrant's By-Laws provides:

          "INDEMNIFICATION OF OFFICERS AND DIRECTORS

          (a) Indemnification in Actions Other Than Those Brought by the Corporation. The corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Except as provided in paragraph (d) of this Section 6, the corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

          (b) Indemnification in Actions Brought By or on Behalf of the Corporation. The corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit.

          (c) Expenses; Prepayment. The corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer who has been successful on the merits or otherwise in defending any action, suit or proceeding referenced in paragraphs (a) and (b) of this Section 6 and shall pay such expenses in advance of the final disposition of such matter upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

          (d) Indemnification Procedure; Claims. Any indemnification under paragraphs (a) and (b) of this Section 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director of office is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b). If a claim for indemnification or payment of expenses under Section 6 of this Article is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

          (e) Indemnification of Others. The Board of Directors, in its discretion, shall have the power on behalf of the corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he or she, or his or her testator or intestate, is or was an employee or agent of the corporation and to pay the expenses incurred by any such person in defending such action, suit or proceeding in advance of its final disposition.

          (f) Non-exclusivity of Rights. The indemnification and advancement of expenses provided by or granted pursuant to Section 6 of this
               Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          (g) Other Indemnification. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

          (h) Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section 6.

          (i) Successor Entities. For purposes of Section 6 of this Article VII, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation shall stand in the same position under the provisions of this Section 6 of Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

          (j) Survival of Rights; Amendment or Repeal. The indemnification and advancement of expenses provided by or granted pursuant to this
               Article VII shall, unless otherwise provided when authorized or ratified, continue as a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the foregoing provisions of Section 6 of this
               Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     In addition, the Article IX of the Registrant's Restated Certificate of Incorporation provides as follows:

          "A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

           5   Opinion of Heller Ehrman White & McAuliffe

          23.1 Independent Auditors' Consent

          23.2 Consent of Heller Ehrman White & McAuliffe (filed as part of
               Exhibit 5)

          24   Power of Attorney (see page 8)

          99.1 1998 Employee Stock Purchase Plan

          99.2 N.E.T. Stock Option Program

          99.3 1993 Stock Option Plan

Item 9.   Undertakings

          A.   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on April 10, 1998.

                                      NETWORK EQUIPMENT
                                      TECHNOLOGIES, INC.


                                      By: /s/ Joseph J. Francesconi
                                          --------------------------------------
                                          Joseph J. Francesconi
                                          Chief Executive Officer and Director


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Joseph
J. Francesconi and Craig M. Gentner his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


         Signature                                Title                              Date
         ---------                                -----                              ----

   /s/ Joseph J. Francesconi         Chief Executive Officer and Director       April 10, 1998
--------------------------------     (Principal Executive Officer)
     Joseph J. Francesconi

                                        8



      /s/ Craig M. Gentner           Senior Vice President, Chief               April 10, 1998
--------------------------------     Financial Officer and Corporate
          Craig M. Gentner           Secretary (Principal Financial and
                                     Accounting Officer)


       /s/ Dixon R. Doll            Director                                    April 10, 1998
--------------------------------
           Dixon R. Doll


       /s/ James K. Dutton          Director                                    April 10, 1998
--------------------------------
           James K. Dutton


       /s/ Walter J. Gill           Director                                    April 10, 1998
--------------------------------
           Walter J. Gill


       /s/ George M. Scalise        Director                                    April 10, 1998
--------------------------------
           George M. Scalise


       /s/ Hans A. Wolf             Director                                    April 10, 1998
--------------------------------
           Hans A. Wolf

                                INDEX TO EXHIBITS


Item No.                 Description of Item                                Page
--------  --------------------------------------------------------------    ----

    5     Opinion of Heller Ehrman White & McAuliffe........................
 23.1     Independent Auditors' Consent.....................................
 23.2     Consent of Heller Ehrman White & McAuliffe (filed as part
            of Exhibit 5)...................................................
   24     Power of Attorney (see page 8)....................................
 99.1     1998 Employee Stock Purchase Plan.................................
 99.2     N.E.T. Stock Option Program.......................................
 99.3     1993 Stock Option Plan............................................









                                       10